Exhibit 99.1

FOR IMMEDIATE RELEASE

BioCardia Signs Agreement with Leading Japanese Biotechnology Company for Catheter Biotherapeutic Delivery Product Candidates

Second Biotherapeutic Partnership of 2021

April 26, 2021

SAN CARLOS, Calif. – BioCardia®, Inc. [Nasdaq: BCDA], today announced that it has entered into an agreement with a leading Japanese biotechnology company related to BioCardia Helix catheter biotherapeutic delivery product candidates.  Under the terms of the agreement, BioCardia will receive $500,000, a portion of which is creditable for biotherapeutic delivery products and support services. The agreement has a one-year term with an option to negotiate for a non-exclusive world-wide license to BioCardia Helix catheter biotherapeutic delivery product candidates for certain cell types for cardiac indications.

“Our collaboration with this leading Japanese biotechnology company further validates our core Helix biotherapeutic delivery technology as the leading delivery platform for local cell, gene and protein-based therapy to the heart.  This is the first partnered program that is anticipated to benefit from one of our newer delivery catheter technologies and our goal is to continue this collaboration through clinical development to commercialization by this new partner,” said BioCardia CEO Peter Altman, Ph.D. “Recent publications have demonstrated our leading Helix delivery platforms best in class efficiency(1), and clinical performance(2,3).  These Helix system advantages are believed to underlie our recently reported CardiAMP™ cell therapy clinical results in heart failure (4). We look forward to bringing all of our experience and delivery technologies to bear to help advance this new partner’s important therapeutic development efforts.”

1.	Mitsutake Y, Pyun WB, Rouy D, et al. Improvement of local cell delivery using Helix transendocardial delivery catheter in a porcine heart. Int Heart J. (2017).
2.	Raval AN, Pepine CJ. Clinical safety profile of transendocardial catheter injection systems: A plea for uniform reporting. Cardiovascular Revascularization Medicine (2020).
3.

Duckers, HJ, Ravel AN, Pepine, CJ, Johnston, PV, Traverse JH, Emery, J, Miller, L, Abraham, WT, Altman, PA. Performance of Helix transendocardial biotherapeutic delivery system after 300 cases. Presented at the Annual Meeting of Transcatheter Cardiovascular Therapeutics, September 24, 2018.

4.

Raval AN, Johnston PV, Duckers HJ, et al. Point of care, bone marrow mononuclear cell therapy in ischemic heart failure patients personalized for cell potency: 12-month feasibility results from CardiAMP heart failure roll-in cohort, Int J. Cardiology (2020).

About BioCardia®

BioCardia, Inc., headquartered in San Carlos, California, is developing regenerative biologic therapies to treat cardiovascular and pulmonary disease. CardiAMP™ autologous and NK1R+ allogeneic cell therapies are the Company’s biotherapeutic product candidates in clinical development. The Company's current products include the Helix™ transendocardial delivery system, the Morph® steerable guide and sheath catheter portfolio and the AVANCE™ steerable introducer family. BioCardia also partners with other biotherapeutic companies to provide its Helix systems and development support to their programs studying therapies for the treatment of heart failure, chronic myocardial ischemia and acute myocardial infarction.

Forward Looking Statements:

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, performance of our delivery systems, success of the collaboration, and revenues to be received from the collaboration agreement described. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate.  Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 30, 2021, under the caption titled “Risk Factors.” BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Media Contact:
Michelle McAdam, Chronic Communications, Inc.
Email: michelle@chronic-comm.com
Phone: 310-902-1274

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120